UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2011

PRIVATEBANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34066	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

120 S. LaSalle St. Suite 400 Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 564-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 6, 2011, Ralph B. Mandell, Chairman Emeritus of PrivateBancorp, Inc. (the “Company”), entered into a prearranged stock sales plan intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 as part of a long-term investment strategy to diversify his assets. Mr. Mandell had a similar sales plan that expired in May 2011. He beneficially owns 1,063,111 shares of the Company’s common stock as of March 28, 2011. The plan provides for progressive daily sales by Mr. Mandell of up to an aggregate 150,000 shares of the Company’s common stock through May 31, 2012, subject to certain conditions, including minimum price thresholds and limitations on the number of shares sold. Sales, if any, under the plan are reportable by Mr. Mandell on future Form 4 filings with the Securities and Exchange Commission, as appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: June 10, 2011	By:	/s/ Kevin M. Killips
Kevin M. Killips
Chief Financial Officer